Dejour Energy Inc.

999 Canada Place, Suite #598

Vancouver, B.C. V6C 3E1

Consent of Dale Matheson Carr-Hilton LaBonte LLP

We hereby consent to the use of our name and to the incorporation by reference in this registration statement on Form S-8 in of our audit report dated March 26, 2010 relating to the consolidated financial statements of Dejour Energy Inc., appearing in the Annual Report on Form 20-F of Dejour Energy Inc. for the year ended December 31, 2009, which is incorporated by reference into this registration statement on Form S-8.

Yours truly,

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED ACCOUNTANTS
Vancouver, B.C.

February 14, 2012